As filed with the Securities and Exchange Commission on May 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE NEW YORK TIMES COMPANY

(Exact Name of Registrant as Specified in its Charter)

New York	13-1102020
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

620 Eighth Avenue

New York, New York 10018

(212) 556-1234

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The New York Times Company

2010 Incentive Compensation Plan

(Full title of the plan)

KENNETH A. RICHIERI, ESQ.

Executive Vice President and General Counsel

The New York Times Company

620 Eighth Avenue

New York, New York 10018

(212) 556-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offer price(2)	Amount of registration fee(3)
Class A Common Stock, par value $0.10 per share	6,500,000	$15.53	$100,945,000	$13,002

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration

Statement shall also cover any additional shares of Class A Common Stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock.
(2)	Calculated pursuant to Rules 457(c) and 457(h) of the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low sales price of the Registrant’s Class A Common Stock, as reported by the New York Stock Exchange on May 5, 2014.
(3)	Calculated pursuant to Section 6(b) of the Securities Act as follows: Proposed maximum aggregate offering price multiplied by .0001288.

INCORPORATION BY REFERENCE

The Registrant is registering an additional 6,500,000 shares of its Class A common stock, par value $0.10 per share (“Class A Stock”), to be issued pursuant to The New York Times Company 2010 Incentive Compensation Plan, as amended (the “2010 Incentive Plan”). The Registrant has previously registered 8,000,000 shares of Class A Stock pursuant to a Registration Statement on Form S-8 respecting the 2010 Incentive Plan, filed with the Securities and Exchange Commission on April 30, 2010 (File No. 333-166426). The contents of such Registration Statement on Form S-8 are hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 6, 2014.

THE NEW YORK TIMES COMPANY

By:	/S/ KENNETH A. RICHIERI
Kenneth A. Richieri Executive Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kenneth A. Richieri and Diane Brayton, and each acting alone, his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 6th day of May, 2014.

Signature	Title

/S/ ARTHUR SULZBERGER, JR.	Chairman and Director
Arthur Sulzberger, Jr.

/S/ MARK THOMPSON	Chief Executive Officer, President and Director (principal executive officer)
Mark Thompson

/S/ MICHAEL GOLDEN	Vice Chairman and Director
Michael Golden

/S/ JAMES M. FOLLO	Executive Vice President and Chief Financial Officer (principal financial officer)
James M. Follo

/S/ R. ANTHONY BENTEN	Senior Vice President, Finance and Corporate Controller (principal accounting officer)
R. Anthony Benten

/S/ RAUL E. CESAN	Director
Raul E. Cesan

/S/ ROBERT E. DENHAM	Director
Robert E. Denham

/S/ STEVEN B. GREEN	Director
Steven B. Green

/S/ CAROLYN D. GREENSPON	Director
Carolyn D. Greenspon

/S/ JOICHI ITO	Director
Joichi Ito

/S/ JAMES A. KOHLBERG	Director
James A. Kohlberg

/S/ DAVID E. LIDDLE	Director
David E. Liddle

/S/ ELLEN R. MARRAM	Director
Ellen R. Marram

/S/ BRIAN P. MCANDREWS	Director
Brian P. McAndrews

/S/ DOREEN A. TOBEN	Director
Doreen A. Toben

EXHIBIT INDEX

Exhibit No.	Exhibit

4	The New York Times Company 2010 Incentive Compensation Plan, as amended (filed as an exhibit to the Registrant’s Form 8-K filed with the Commission on April 30, 2014, and incorporated by reference herein).

5	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5).

24	Powers of Attorney (included on Signature Page).